                                                                    Exhibit 23-h



                     CONSENT OF DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION


     We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of UtiliCorp United Inc. ("UCU") as Annex C to the Joint Proxy Statement/Prospectus of UCU and Kansas City Power & Light Company ("KCPL"), which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of KCPL filed with the Securities and Exchange Commission by KCPL on June 24, 1996 and (ii) all references to our name in the sections captioned "SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS" and "THE MERGERS - Opinion of UCU's Financial Advisor" as shown in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                       /s/ DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION


New York, New York

June 25, 1996